CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A (“Registration Statement”) of our report dated October 10, 2016, relating to the financial statements and financial highlights of Putnam International Capital Opportunities Fund, which appear in such Registration Statement. We also consent to the references to us under the headings Financial highlights and Independent Registered Public Accounting Firm and Financial Statements in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 22, 2017